SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

WGNB CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

PROXY STATEMENT
NOMINATION AND ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX “A”
Exhibit “A”

WGNB CORP.
201 Maple Street
Carrollton, Georgia 30117

NOTICE OF ANNUAL MEETING
to be held on April 13, 2004

To the Shareholders of WGNB Corp.:

     NOTICE IS HEREBY GIVEN that WGNB Corp. will hold its 2004 Annual Meeting of Shareholders on Tuesday, April 13, 2004, at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 for the following purposes:

1.	To elect four Class I directors to serve on the Company’s Board of Directors until the 2007 Annual Meeting of Shareholders; and

2.	To transact any other business that may properly come before the Meeting and any adjournments or postponements thereof.

     These items and other matters relating to the meeting are more fully discussed in the Proxy Statement that accompanies this notice. Also accompanying this Notice and Proxy Statement is a copy of the Company’s 2003 Annual Report to Shareholders.

     Holders of record of the Company’s common stock at the close of business on March 16, 2004, are entitled to receive notice of and to vote at the meeting. We will make available at the Company’s main office, located at 201 Maple Street, Carrollton, Georgia 30117, a list of shareholders as of the close of business on March 16, 2004, for inspection during normal business hours during the ten-day period immediately preceding the meeting. The list of shareholders will also be available for examination at the meeting until its adjournment.

     Whether or not you expect to attend the meeting, please sign and date the accompanying proxy card and return the proxy card promptly in the enclosed postage paid reply envelope. Your prompt return of the proxy card will help the Company prepare for the meeting. If you return an executed proxy card and later decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person by ballot.

By Order of the Board of Directors,

WGNB Corp.

L. Leighton Alston
President & Chief Executive Officer

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Carrollton, Georgia
March 19, 2004

WGNB Corp.
201 Maple Street
Carrollton, Georgia 30117

ANNUAL MEETING OF SHAREHOLDERS
to be held on April 13, 2004

PROXY STATEMENT

     The Board of Directors of WGNB Corp. (the “Company”) furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2004 Annual Meeting of Shareholders of the Company. The meeting will be held on Tuesday, April 13, 2004, at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 for the purposes set forth in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. The proxies also may be voted at any adjournments or postponements of the meeting. The Company is sending this Proxy Statement to each holder of record of the Company’s common stock, $1.25 par value per share, as of March 16, 2004, the record date for the meeting (the “Record Date”).

     The Company will be mailing this Proxy Statement and the accompanying form of proxy to its shareholders beginning March 19, 2004.

Execution and Revocation of Proxies

     If a shareholder completes and signs the enclosed proxy as instructed and returns the proxy to the Secretary of the Company so that it is received at or before the meeting, the shares of common stock represented by the proxy will be voted at the meeting in accordance with the instructions on the proxy. Proxies that are not properly executed or are not received by the Secretary at or before the meeting will not be effective.

     A duly authorized person should sign each proxy on the shareholder’s behalf if the shareholder is a corporation, partnership, trust or other entity. If the shares of common stock represented by a proxy are registered in more than one name, each registered owner should sign the proxy. If an authorized person executes the proxy pursuant to a power of attorney or as an executor, administrator, trustee or guardian, the person should include his or her full title on the proxy and enclose a certificate or other evidence of appointment with the proxy when delivering it to the Secretary. Proxies that are not properly executed will not be effective.

     A shareholder can revoke a proxy at any time prior to the exercise of the authority granted under that proxy. A proxy may be revoked by a shareholder in any of the following ways:

•	by attending the meeting and giving oral notice of the shareholder’s election to vote in person by ballot;

•	by delivering to the Secretary an instrument revoking the proxy prior to the vote; or

•	by delivering a later-dated, properly executed proxy with respect to shares covered by the original proxy.

Action to Be Taken under the Proxy Card

     Unless instructed otherwise on a proxy, shares of common stock represented by a properly executed proxy will be voted at the meeting “For” the election of each of the Board of Directors nominees named under the heading “NOMINATION AND ELECTION OF DIRECTORS”. As of the date of this Proxy Statement, the Company’s management knows of no other matter to be brought before the meeting. Should any other matter properly come before the meeting, all shares of common stock represented by effective proxies will be voted, at their discretion, by the persons acting under such proxies.

Voting Rights

     Only holders of record of shares of common stock at the close of business on the Record Date are entitled to vote at the meeting or adjournments or postponements of the meeting. At the close of business on the Record Date, there were 3,307,123 shares of common stock outstanding. Each shareholder will have one vote for each share of common stock held by the shareholder as of the Record Date.

     Quorum Requirements. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock constitutes a quorum for purposes of the election of directors by the holders of common stock and for purposes of voting on any other matter that may be presented at the meeting. Abstentions with respect to a proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted as present for purposes of establishing a quorum.

     Election of Directors. If a quorum is present at the meeting, the holders of common stock will elect four directors. Pursuant to the Georgia Business Corporation Code, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. A “plurality” means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

     Cumulative voting will not be applicable to the election of directors at the meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of the four directors to hold office for a term of three years, the nominees receiving the most votes, up to four, will be elected. If the proxy is marked to vote for the four directors as a group, one vote will be cast for each director for each share entitled to vote and represented by the proxy. If any shareholder wishes to vote for fewer than four directors, the shareholder may line through or otherwise strike out the name of any nominee.

     Approval of Other Matters. For purposes of any other vote occurring at the meeting, if a quorum is present, the proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action unless otherwise required by law or the Company’s Articles of Incorporation. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) will not be included in vote totals and will not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than the election of directors to be presented for action at the meeting.

     The Company’s common stock is traded on the NASDAQ SmallCap Market under the trading symbol “WGNB”.

NOMINATION AND ELECTION OF DIRECTORS
(Proposal One)

     The Board of Directors currently consists of fourteen members and is divided into three classes, with the term of each class staggered so that in any given year approximately one-third of the total Board membership stands for re-election. Board members are elected for a three-year term and serve until their successors are duly qualified and elected. The terms of the Company’s current Class I directors will expire at the meeting. The terms of the current Class II and Class III directors will expire at the 2005 and 2006 Annual Meetings, respectively.

     The persons named in the enclosed proxy will vote FOR the four nominees named below under “Nominees for Directors” as the four Class I Directors, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as Class I Directors. Each Director is to hold office until the 2007 Annual Meeting of Shareholders and until his or her successor is duly qualified and elected.

     The names and certain information concerning the persons to be nominated to become Class I directors by the Board of Directors at the meeting (and information regarding the current Class II and Class III directors which are not up for election at the meeting) are set forth below. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER “NOMINEES FOR DIRECTORS”. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company’s directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board of Directors.

Nominees For Directors

     The nominees for the Class I directors (each of whom is currently a director of the Company) are:

     Wanda W. Calhoun;
     L. Richard Plunkett;
     Thomas T. Richards; and
     Oscar W. Roberts, III.

Continuing Members of the Board of Directors

     Class II directors, whose terms expire at the 2005 Annual Meeting of Shareholders, consist of W. T. Green, Jr., L. G. “Jack” Joyner, R. David Perry, J. Thomas Vance and Charles M. Willis, Sr. Class III directors, whose terms expire at the 2006 Annual Meeting of Shareholders, consist of L. Leighton Alston, G. Woodfin Cole, Richard A. Duncan, Thomas E. Reeve, III and Frank T. Thomasson, III.

Information as to Nominees, Other Directors and Executive Officers

     The following table provides biographical information for each director, including each nominee for director, and executive officer of the Company. All executive officers of the Company are chosen by the Board of Directors and serve at the Board’s discretion. Except as otherwise indicated, each individual has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years. With the exception of Richard Duncan and Oscar Roberts, who are cousins, there are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position with the Company and Principal Occupation

W. T. Green, Jr.	59	Mr. Green is our Chairman of the Board and has served as a director of the Company and the Bank since 1988. He is a 1966 graduate of the University of Georgia and is Chairman and CEO of Greenway Medical Technologies, a software company located in Carrollton, Georgia that designs computer software applications for healthcare providers. Mr. Green is Chairman of the Tanner Medical Foundation and a member of the Board of Directors of the State University of West Georgia Foundation (“West Georgia Foundation”). He is past President of the Carrollton Rotary Club and Sunset Hills Country Club.

L. Leighton Alston	51	Mr. Alston is a director of the Company is serving as our Chief Executive Officer and President. He is also a director and the Chief Executive Officer of the Bank. Mr. Alston is a graduate of the State University of West Georgia and of the Graduate School of Banking of the South at Louisiana State University. He joined the Bank in 1978 after working for the Office of the Comptroller of the Currency as Assistant National Bank Examiner. In 1991, Mr. Alston was appointed to the Board of Directors and assumed the position of Chief Executive Officer and President for both companies. He assumed the sole title of Chief Executive Officer of the Bank in December, 1999. Mr. Alston is Chairman of the Carrollton Redevelopment Authority and a member of the Advisory Board of the Salvation Army/IHS Service Center in Carroll County, where he is also responsible for emergency disaster services in Carroll County. He also serves on a number of committees including the Regulation and Taxation Liaison Committee of the Community Bankers Association of Georgia and the Existing Industry Committee of the Carroll County Chamber of Commerce. Mr. Alston is a director of the Carroll Tomorrow Foundation and a member of the Carrollton Lions Club and West Georgia Business and Industrial Leaders Association.

Wanda W. Calhoun	44	Ms. Calhoun, our newest director, was appointed to the Board of Directors of the Company and the Bank effective December 2002 to fill the vacancy created by the retirement of Joe Whit Walker, our former Chairman of the Board. Ms. Calhoun is an elementary school teacher and has been employed by the Carroll County Board of Education since 1991. She holds both a bachelor and masters degree in education from the State University of West Georgia.

Grady W. Cole	51	Mr. Cole has served as a director of the Company and the Bank since 1992. Mr. Cole is President and CEO of Carroll Realty and Insurance Company where he has been employed since 1978. He is a graduate of the University of Georgia with a BBA in Finance. Mr. Cole currently serves as a director of the Carrollton Housing Authority and is past director of the Carrollton Rotary Club, the West Georgia Foundation and the Tanner Medical Foundation. He is also a past director of the Carrollton City Schools Educational Foundation.

Richard A. Duncan	56	Mr. Duncan has been a director of the Company and the Bank since 1991. He is also an executive officer of both companies serving in the role of Company Executive Vice President and Bank President. Mr. Duncan joined the Bank in 1974. He is a graduate of the State University of West Georgia with a B.S. in Business Administration and the Graduate School of Banking of the South at Louisiana State

Name	Age	Position with the Company and Principal Occupation

		University. Mr. Duncan is a member of the State University of West Georgia Athletic Booster Club, the Carrollton High School Athletic Booster Club and a member and past director of the Carrollton Civitans. He also serves as a Trustee for the West Georgia Foundation.

L. G. (Jack) Joyner	67	Mr. Joyner has served as a director of the Company and the Bank since 1986. He is the owner of J & R Construction & Development, which specializes in commercial construction. He is also President of Ivy Bluff Properties, Ivy Bluff Farms and Joyner Poultry Farms. Mr. Joyner is a member of the Carroll County Chamber of Commerce, a member and former Master of the Tyus Masonic Lodge #671 and a past Chairman of the Tyus Baptist Church Finance Committee. He is also a past Chairman of the Board of the Carroll County Cattle Sales Corporation, Chairman of the Board of Southern States and a member of the Carrollton Sertoma Club.

R. David Perry	63	Mr. Perry is a director of the Company and the Bank. He has been a director of the Company since 1984 and a director of the Bank since 1980. He is a retired pharmacist and graduated from the University of Georgia in 1962 with a B.S. in Pharmacy. Mr. Perry practiced pharmacy for twenty-five years and owned Perry’s Westside Pharmacy in Carrollton. After retiring from pharmacy, he served as interim Executive Director of the Carroll County Chamber of Commerce and training consultant for the State University of West Georgia Continuing Education Department. In 1988, Mr. Perry was elected as sole Commissioner of Carroll County and later served as the Chairman of the Board of Commissioners of Carroll County. He also held elected positions as Chairman of the Democratic Executive Committee of Carroll County and member of the City of Carrollton Board of Education. He served as President of the Carrollton Jaycees and a member of Carrollton Kiwanis Club and Carrollton Rotary Club. He served on the Quorum Health Advisory Board, the State of Georgia Environmental Facilities Authority, the Chattahoochee Flint Development Authority, the City of Carrollton Zoning Board and the Recreation Commission. Mr. Perry is past Chairman of the Board of Directors of Tanner Medical Center, and a member of the Board of Directors of Systems & Methods, Inc., a computer software company.

L. Richard Plunkett	61	Mr. Plunkett has served as a director of the Company and the Bank since 1992. He is president of Plunkett & Associates, a money management and investment firm. He is a graduate of Brown University and received his Masters of Business Administration, Finance, from Georgia State University. He earned his Chartered Financial Analyst certification in 1973. Mr. Plunkett is a member of the Association for Investment Management and Research, the Society of International Business Fellows and is CEO of the World President’s Organization. He currently serves on the Boards of Southern Apparel Foundation and Robert Patillo Properties. He is a member of the Board of Trustees of the Michael C. Carlos Museum, Mercer University and the State Private Colleges and University Authority.

Name	Age	Position with the Company and Principal Occupation

Thomas E. Reeve, III, M.D.	47	Dr. Reeve has served as a director of the Company and the Bank since 1992. He is also a partner of Carrollton Surgical Group. He is a graduate of Emory University and the Medical College of Georgia in Augusta and completed Surgical Training at the University of Mississippi Medical Center. He is a member of the Medical Association of Georgia, the Georgia Surgical Society, the Southeastern Surgical Society, the American Society of Breast Surgeons and the American Society of General Surgeons. Dr. Reeve is a Fellow of the American College of Surgeons and a Diplomat of the American Board of Surgery.

Thomas T. Richards	63	Mr. Richards has served as a director of the Company and the Bank since 1984. He is a graduate of Georgia Institute of Technology with a B.S. in Industrial Management and earned his MBA from the Harvard Business School. He is the President of Richards Mortgage Servicing and is a member of the Board of Directors of Greenway Medical Technologies.

Oscar W. Roberts, III	56	Mr. Roberts has served as a director of the Company and the Bank since 1996. He is a graduate of the State University of West Georgia and attended Graduate School at Georgia Institute of Technology. Mr. Roberts has owned a variety of retail and service businesses and currently manages personal investments and serves as a director of Gateway Investment Corp. He served as Treasurer of the Carrollton Kiwanis Club and is a past member of the Carrollton Jaycees.

Frank T. Thomasson, III	53	Mr. Thomasson has served as a director of the Company and the Bank since 1992. He is Division President of Thomasson Printing Company. He is a graduate of the State University of West Georgia. He serves on the Board of Directors of the Printing Industry of Georgia and is a past Chairman. Mr. Thomasson is currently a member of the Carrollton Rotary Club. He is a former director of the Carroll County Chamber of Commerce and former Chairman of the Carrollton Housing Authority.

J. Thomas Vance	57	Mr. Vance has served as a director of the Company and the Bank since 1991. He is a graduate of the University of Georgia School of Law, is a partner with the law firm of Tisinger, Tisinger, Vance & Greer, where his practice concentrates in the areas of business law, municipal law and healthcare law. He serves as General Counsel to Tanner Medical Center, Greenway Medical Technologies, the Carroll County Board of Education and Systems and Methods. He currently serves on the Board of Directors of Greenway Medical Technologies, Northstar Hotels and Camp Sunshine.

Charles M. Willis, Sr.	65	Mr. Willis is a director of the Company and the Bank. He has served as a director of the Company since 1984 and as a director of the Bank since 1972. He is the co-owner of The Squire Shop, a men’s clothing store in Carrollton, Georgia. He graduated from the University of Georgia with a BBA Degree in Business Administration in 1962. He is past President of the Jaycees, Rotary Club and the Carroll County Chamber of Commerce.

Steven J. Haack	44	Mr. Haack is Executive Vice President and Chief Financial Officer of the Bank and Secretary/Treasurer of the Company. He has been employed by the Bank as its Chief Financial Officer since January, 1995 and has served as Secretary/Treasurer of the Company since

Name	Age	Position with the Company and Principal Occupation

		1998. He is a member of the Board of Directors of the Carroll County Water Authority and serves on its Finance Committee. Mr. Haack holds a BBA in Accounting from Iowa State University. Mr. Haack has held senior management positions in banking since 1989. Prior to his banking career, he practiced as a Certified Public Accountant in Atlanta.

W. Galen Hobbs, Jr.	44	Mr. Hobbs is Executive Vice President and Senior Commercial Loan Officer of the Bank. He has been employed by the Bank in various capacities since 1991. Mr. Hobbs holds a BA in Economics from Hampden-Sydney College and an MBA from the State University of West Georgia. He is a graduate of the Graduate School of Banking of the South at Louisiana State University. Mr. Hobbs is a Director of the Carroll County Chamber of Commerce, Treasurer of the Carrollton Rotary Club and Treasurer of the West Georgia Industrial Leaders.

H.B. Lipham, III	38	Mr. Lipham is Executive Vice President of the Bank. He has been employed by the Bank in various capacities since 1994, serving as Executive Vice President since 2002. Mr. Lipham holds a BBA in Accounting from the State University of West Georgia. He is a graduate of the University of Georgia Banking School. He serves on the Board of Directors of the Tanner Medical Foundation and the Douglas County United Way. He is also past President of the Villa Rica Lions Club and Optimist Club.

Corporate Governance

     The Board of Directors has taken active steps to ensure that the Company is in full compliance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), all implementing rules and regulations of the Securities and Exchange Commission (“SEC”), and the listing standards and Marketplace Rules of the Nasdaq Stock Market (the “Nasdaq Rules”), and to implement such non-obligatory corporate governance measures as are determined to be appropriate in light of the nature of the Company’s operations.

Attendance at Meetings and Board Committees

     The Board of Directors conducts its business through the meetings of its Board and through activities of certain committees. All committees act for the Company and the Bank. The Board of Directors has determined that all of the directors, except Messrs. Alston and Duncan, are “independent”, as that term is currently used in the Nasdaq Rules. Accordingly, the Board of Directors is comprised of a majority of independent directors as required by the Nasdaq Rules.

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the fiscal year ending December 31, 2003, the Board of Directors met 12 times. No director attended fewer than 75% of the meetings of the Company Board of Directors held during the year ended December 31, 2003 or fewer than 75% of the meetings held by committees on which he or she served during such fiscal year.

     In addition to other committees, the Board has standing executive, nominating, executive compensation and audit committees. During the fiscal year ending December 31, 2003, these committees were constituted as follows:

     Executive Committee. The Executive Committee consisted of Thomas T. Richards, Chairman, W. T. Green, Jr., L. G. Joyner, R. David Perry, J. Thomas Vance, Charles M. Willis, Sr. and L. Leighton Alston. All of its members, with the exception of Mr. Alston, are independent directors (as the term independent is defined by Nasdaq Rules). The Executive Committee acts on items requiring Board approval between meetings and coordinates the work of the other committees. Upon the recommendation of the Company’s Executive Compensation Committee

(which is comprised solely of independent directors), the independent members of the Executive Committee also have final approval on all matters relating to the evaluation and compensation of the Company’s Chief Executive Officer and other executive officers. The Executive Committee of the Company met 1 time during the 2003 fiscal year. The Bank also has an Executive Committee made up of the same members which met 10 times during the 2003 fiscal year.

     Nominating Committee. The Nominating and Board Review Committee (“Nominating Committee”) consisted of R. David Perry, Chairman, J. Thomas Vance and G. Woodfin Cole, all of whom are independent directors (as the term independent is defined by Nasdaq Rules). The function of the Nominating Committee is to select, screen and recommend to the Board nominees for election as directors, including any nominees proposed by shareholders who have complied with the notice procedures set forth in the Company’s Bylaws. The Nominating Committee also has ongoing responsibility for Board performance, ensuring individual Board members’ continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, shareholders, or other persons. The Nominating Committee has not paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, but is not prohibited from doing so, should it be determined necessary in the future. The Nominating Committee met 1 time during the 2003 fiscal year. The Nominating Committee operates under a written charter, a copy of which is available on the Company’s website www.wgnb.com.

     Nomination Criteria. In its consideration of Board candidates, the Nominating Committee considers the following criteria: candidate’s knowledge of the banking business; involvement in community, business and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; age, diversity, size of the Board of Directors and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the Sarbanes-Oxley Act, SEC and Nasdaq Rules. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act, SEC and Nasdaq Rules, and the level of the candidate’s financial expertise. Candidates are interviewed by the Nominating Committee, and if approved, then by all other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Nominating Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     Shareholder Nomination Procedures. The Nominating Committee will consider director candidates recommended by the shareholders. The Company’s Bylaws set forth procedures that must be followed by shareholders seeking to make nominations for directors. Generally, in order for a shareholder of the Company to make a nomination, he or she must give written notice to the Company’s Secretary so that it is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the shareholders in connection with the previous year’s annual meeting of shareholders. If no annual meeting of shareholders was held in the previous year (or if the date of the annual meeting of shareholders was changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement), the notice must be received by the Company at least 150 calendar days prior to the date of the annual meeting. The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the number of shares of the Company’s Common Stock which are beneficially owned by such shareholder.

     If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Nominating Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

     Executive Compensation Committee. The Executive Compensation and Management Succession Committee (“Executive Compensation Committee”) consisted of R. David Perry, Chairman, J. G. Joyner, Dr. Thomas E. Reeve, III and J. Thomas Vance, all of whom were independent directors (as the term independent is defined by Nasdaq Rules). Its functions include the recommendation of compensation levels and officer titles for final approval by the independent directors serving on the Executive Committee and the review and facilitation of any management transition. The Executive Compensation Committee met 3 times during the 2003 fiscal year.

     Audit Committee. The Compliance, Audit and Examination Committee (“Audit Committee”) consisted of Thomas T. Richards, Chairman, R. David Perry and Frank T. Thomasson III, all of whom were independent directors (as the term independent is defined by Nasdaq Rules and by SEC Rule 10A-3(c)). The Audit Committee reviews the internal accounting procedures of the Company and engages, consults with and oversees the services provided by the Company’s independent auditor. The Audit Committee met 8 times during the 2003 fiscal year. See Report of the Audit Committee for further information regarding this committee and its operations.

Executive Sessions of the Board

     The Board has formally adopted a policy of meeting in executive session, with only independent directors being present, at regularly scheduled intervals. In practice, and during fiscal 2003, the independent directors met in executive session on a semi-annual basis.

Codes of Conduct

     The Board has approved and the Company has adopted a Code of Business Conduct and Ethics, applicable to all directors, officers and employees of the Company. This Code is available on the Company’s website, www.wgnb.com. The Board, or a committee of independent members, is responsible for reviewing and approving or rejecting all requested waivers to the Code, as such waivers may apply to the Company’s executive officers or directors. Any waivers will be disclosed on the Company’s website.

     The Board has approved and the Company has adopted an additional Code of Ethics, applicable to its Chief Executive Officer and all senior financial officers, relating to dealings with the Company’s auditors and the preparation of the Company’s financial statements and other disclosures made to the public under SEC rules and regulations. This Code is available on the Company’s website, www.wgnb.com. The Board, or a committee of independent members, is responsible for reviewing and approving or rejecting all requested waiver to the Code, as such waivers may apply to the Company’s executive officers or directors. Any waivers will be disclosed on the Company’s website.

Communications with the Board of Directors and Attendance at Annual Meeting.

     The Board of Directors maintains an informal process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to WGNB Corp., Attention: Steven J. Haack, Corporate Secretary, P.O. Box 280, Carrollton, Georgia 30112. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     Although the Company does not have a formal policy requiring them to do so, all of the members of the Board of Directors are encouraged to attend the annual meeting of shareholders. At the 2003 annual meeting, 13 directors of the Company were in attendance.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     All compensation decisions made during fiscal 2003 were made exclusively by the independent directors serving on the Executive Committee, following recommendation by the Executive Compensation Committee, with respect to the Chief Executive Officer, executive officers and other officers. When making its recommendations to the Executive Committee as to officers and executive officers other than the Chief Executive Officer, the Executive Compensation Committee considered the recommendations made by the various supervisors of the officers and executive officers whose compensation was being considered.

     The members of the Executive Committee during fiscal 2003 were Messrs. Richards, Green, Joyner, Perry, Vance, Willis and Alston, none of whom were officers or employees of the Company or its subsidiaries during fiscal 2003 or any prior year, with the exception of Mr. Alston, who was the Company’s Chief Executive Officer. Mr. Alston was not present for discussion and voting on matters affecting his compensation.

     The members of the Executive Compensation Committee during fiscal 2003 were Messrs. Perry, Joyner, Reeve and Vance, none of whom were officers or employees of the Company or its subsidiaries during fiscal 2003 or in any prior year.

Audit Committee Report

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

     The Board of Directors has appointed an Audit Committee consisting of Messrs. Richards, Perry and Thomasson, all of whom are financially literate and independent (as those terms are defined by Nasdaq Rules and SEC Rule 10A-3(c)). The Board of Directors has determined Mr. Richards to be the “audit committee financial expert” (as that term is defined in pertinent regulations).

     Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

     In carrying out its role, the Audit Committee (i) makes such examinations as are necessary to monitor the Company’s financial reporting, its external audits and its process for compliance with laws and regulations, (ii) provides to the Board of Directors the results of its examinations and recommendation derived therefrom, (iii) proposes to the Board of Directors improvements in internal accounting controls, (iv) reviews the results and scope of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (v) reviews the scope of other services provided by the Company’s independent accountants, and (vi) provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     The Audit Committee also maintains a telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. The Audit Committee has been designated as the “qualified legal compliance committee” under applicable SEC rules.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with generally accepted accounting principles. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements.

     The Audit Committee is authorized to engage and determine funding for independent counsel and other advisors it determines necessary to carry out its duties.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee also discussed with representatives of Porter Keadle Moore, the Company’s independent auditors for fiscal 2003, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2003. The Audit Committee met with Porter Keadle Moore, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.

     Beginning in fiscal 2002 and continuing during fiscal 2003, the Chairman of the Audit Committee met with the Company’s Chief Executive and Chief Financial Officers to discuss their review of the Company’s disclosure controls and procedures and internal controls in connection with the filing of periodic reports with the SEC.

     The Audit Committee reviewed with Porter Keadle Moore, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended.

     In addition, the Audit Committee has discussed with Porter Keadle Moore, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee considered, among other things, whether the services Porter Keadle Moore provided to the Company beyond their audit of the Company’s financial statements was compatible with maintaining Porter Keadle Moore’s independence. The Audit Committee also considered the amount of fees Porter Keadle Moore received for audit and non-audit services.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

     The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company, a copy of which is included as Appendix “A” to this Proxy Statement. The charter was recently updated as appropriate in light of SEC regulations and Nasdaq Rules implementing the Sarbanes-Oxley Act.

The Audit Committee

Thomas T. Richards, Chairman
R. David Perry
Frank T. Thomasson, III

Certain Relationships and Related Transactions

     During the past year, West Georgia National Bank, as the Company’s subsidiary, has had banking transactions in the ordinary course of its business with its directors and officers on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with other unaffiliated customers. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features and are in compliance with the Bank’s lending policies and statutory lending limits and applicable regulatory requirements.

     The Company does not intend to enter into any transactions in the future with or involving any of its officers or directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions. The Company has established an Interested Director Transaction Approval Committee (the “Director Transaction Committee”) and delegated to this committee responsibility for reviewing and approving any transaction (other than banking transactions involving the Bank’s normal depository and loan services) involving the Company and any director (or member of that director’s immediate family or other affiliate of the director). The Director Transaction Committee is made up of three directors, each of whom qualify as a “disinterested director” under Georgia law and are “independent” as that term is defined under Nasdaq Rules. To the extent possible, one member of the Director Transaction Committee is the Chairman of the Company’s Audit Committee and one member is the Chairman of the Company’s Executive Committee. The Director Transaction Committee has the ultimate authority to evaluate and, where appropriate, approve any proposed transaction between the Company and a director or related party of a director. In approving a particular transaction, the Director Transaction Committee may consider all factors it deems necessary including the adequacy of the director’s required disclosure, the effect the contemplated transaction could have on the ability of the Company to solicit and receive outside bids for similar services, the level of commitment the director is willing to give to warrant or guarantee the goods or performance of services required under the transaction and the difficulty of the Company in enforcing its rights in the event of a dispute or default by the provider of goods or services under the transaction. For any transaction involving payments that would rise to the level where such transaction would be required to be reported under the securities laws, the Director Transaction Committee is required to perform a market check or solicit at least one competing bid for comparable products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of common stock beneficially owned as of March 15, 2004 by each director and nominee for director, each of the executive officers of the Company named in the “SUMMARY COMPENSATION TABLE,” all directors and executive officers as a group, and each person known by the Company to be a beneficial owner of more than five percent (5%) of the common stock. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares of common stock listed.

		Common Stock
Name of Beneficial Owners[1]	Title	Owned	Percent of Class
L. Leighton Alston (a)	CEO, President and Director	70,358	2.09%
	CEO – Bank

Wanda Calhoun (b)	Director	8,589	*

*	Less than 1%

1 Information relating to beneficial ownership of common stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes stock owned by spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

Grady Woodfin Cole (c)	Director	41,129	1.24%

Richard A. Duncan (d)	Executive Vice	78,857	2.38%
	President and Director
	President – Bank

W. T. (Tommy) Green, Jr. (e)	Director	71,169	2.15%

L. G. (Jack) Joyner (f)	Director	77,052	2.33%

R. David Perry	Director	59,700	1.81%

L. Richard Plunkett (g)	Director	6,224	*

Dr. Thomas E. Reeve III (h)	Director	2,335	*

Thomas T. Richards	Director	196,029	5.93%
P.O. Box 1510
Carrollton, Georgia (i)

Oscar W. Roberts, III (j)	Director	41,718	1.26%

Frank T. Thomasson, III	Director	3,600	*

J. Thomas Vance	Director	6,986	*

Charles M. Willis, Sr. (k)	Director	25,000	*

Steven J. Haack (l)	Secretary and Treasurer	1,292	*
	Executive Vice
	President and Chief
	Financial Officer – Bank

W. Galen Hobbs, Jr.	Executive Vice	1,338	*
	President – Bank

H. B. Lipham, III (m)	Executive Vice	1,793	*
	President – Bank

Louise Tyus Roberts Jewell (n)		326,872	9.88%
2002 Bowdon Road
Carrollton, Georgia

Joe Whit Walker (o)		277,150	8.38%
839 Bethesda Church Road
Carrollton, Georgia

Sally A. Bobick		199,008	6.02%
P.O. Box 1510
Carrollton, Georgia

All Executive Officers		693,169	20.97%
and Directors as a
Group (18 persons) (p)

*	Less than 1%

(a)	Includes 116 shares owned by Mr. Alston’s wife, 260 shares owned by Mr. Alston’s children, and 57,299 options which are currently exercisable.

(b)	Includes 5,019 shares owned by Ms. Calhoun’s minor children and 370 shares owned by her husband.

(c)	Includes 404 shares owned by Mr. Cole’s minor children.

(d)	Includes 2,466 shares owned by Mr. Duncan’s minor children and 1,920 shares owned by his wife.

(e)	Includes 3,200 shares owned by W. T. Green Jr. Family Limited Partnership of which Mr. Green is the general partner, 299 shares owned by his wife and 4,522 shares owned by his minor child.

(f)	Includes 4,130 shares owned by Ivy Bluff Properties, Inc., of which Mr. Joyner is president, and 400 shares owned by his wife.

(g)	Includes 424 shares held by Mr. Plunkett as custodian for his minor children and 5,000 shares owned by High Cotton Investment Partners, LLC, of which Mr. Plunkett is a managing member.

(h)	Includes 735 shares owned by Dr. Reeve’s wife.

(i)	Includes 100 shares owned by Mr. Richards’ wife.

(j)	Includes 2,928 shares owned jointly with Mr. Roberts’ minor children and 500 shares owned by his wife.

(k)	Includes 100 shares owned by Mr. Willis’ wife.

(l)	Includes 320 options which are currently exercisable.

(m)	Includes 50 shares owned by Budding Tree Ltd., which is controlled by Mr. Lipham, 935 shares owned jointly with his wife and 520 shares owned jointly with his father and 288 options which are currently exercisable.

(n)	Includes shares held personally and as executrix of the Estate of Oscar W. Roberts, Jr.

(o)	Includes 6,400 shares owned by Mr. Walker’s wife.

(p)	See notes (a) through (o) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% shareholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which the Company’s securities are listed. Executive officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company’s executive officers, directors and 10% shareholders. The Company believes that, during the fiscal year ending December 31, 2002, with the exception of an inadvertent late Form 4 filing by Mr. Duncan with respect to two transactions in September of 2003, all of its executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     The table below sets forth the total compensation paid to the CEO and each of the Company’s four highest paid executive officers (the “Named Executive Officers”) for each of the Company’s last three completed fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
				Other	Securities
Name of Individual &				Annual	Underlying	Other
Principal Position	Year	Salary	Bonus (a)	Compensation	Options(b)	Compensation (c)
L. Leighton Alston	2003	150,008	255,067	*	7,238	20,340
CEO – Company	2002	142,856	263,091	*	8,083	18,943
CEO – Bank	2001	136,053	276,701	*	8,904	18,263

Richard A. Duncan	2003	119,818	50,948	*	1,666	15,856
Exec. VP – Company	2002	115,210	47,091	*	1,576	15,157
President – Bank	2001	109,720	52,728	*	1,646	16,946

Steven J. Haack	2003	108,680	49,583	*	7,978	14,913
Sec/Treas – Company	2002	100,143	51,222	*	2,409	14,105
Exec. VP and CFO – Bank	2001	89,675	40,400	*	1,059	12,389

W. Galen Hobbs, Jr.	2003	108,680	31,882	*	6,194	13,600
Exec. VP – Bank	2002	98,861	29,614	*	1,576	12,297
	2000	88,400	32,053	*	522	11,477

H. B. Lipham, III	2003	108,680	40,684	*	6,749	14,347
Exec. VP – Bank	2002	103,407	36,643	*	1,576	13,487
	2001	93,262	31,777	*	823	5,881

* The aggregate amount of certain perquisites and other benefits provided to each of the officers listed above did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus in any of the years reported and so is not required to be included in the table.

(a)	The amounts included represent two bonus plans, a profit sharing plan in which all employees participate and an executive bonus plan. For 2003, the respective amounts attributable to the profit sharing plan and to the bonus plans for each officer, respectively, were as follows: Mr. Alston, $19,710 and $235,357; Mr. Duncan, $15,743 and $35,205; Mr. Haack, $14,280 and $35,303; Mr. Hobbs, $14,280 and $17,602; and Mr. Lipham, $14,280 and $26,404.

(b)	Represents the number of options granted under Incentive Stock Option Agreements, as adjusted for stock splits.

(c)	Includes contributions made to a 401(k) plan and life insurance premiums paid on behalf of such officers. For 2003, the amounts contributed to the 401(k) plan and premiums paid for each officer, respectively, were as follows: Mr. Alston, $19,500 and $840; Mr. Duncan, $15,016 and $840; Mr. Haack, $14,073 and $840; Mr. Hobbs, $12,760 and $840; and Mr. Lipham, $13,507 and $840. Mr. Alston and Mr. Duncan also received director fees disclosed under the section “Director Compensation” on page 17 of this Proxy Statement.

Option Grants

     Certain executive officers of the Company and the Bank receive stock options under the Company’s 1994 and 2003 Incentive Stock Option Plans . The options are exercisable after five years from the date of grant at a price that equals the fair market value of the stock at the date of grant. All options expire ten years from the date of grant and are intended to be qualified stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended. The following table summarizes options granted during 2003 to each of the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of
	Shares of				Potential Realizable
	Common	Percent of			Value at Assumed
	Stock	Total			Annual Rates of Stock
	Underlying	Options	Exercise		Price Appreciation for
	Options	Granted to	or Base		Option Terms
	Granted in	Employees	Price per	Expiration
Name	2003	in 2003	share	Date	5%	10%
L. Leighton Alston	7,238	18.22%	24.99	02/9/2013	113,753	288,272
Richard A. Duncan	1,666	4.19%	24.99	02/9/2013	26,188	66,366
Steven J. Haack	7,978	20.08%	24.99	02/9/2013	125,385	317,751
W. Galen Hobbs, Jr.	6,194	15.59%	24.99	02/9/2013	97,344	246,688
H. B. Lipham, III	6,749	16.99%	24.99	02/9/2013	106,073	268,810

Option Exercises and Holdings

     The following table sets forth the name of the optionee, number of shares received upon exercise, the dollar value realized, the total number of unexercised options held at December 31, 2003 separately identified as exercisable and unexercisable and the aggregate dollar value of “in-the-money” unexercised options, separately identified as exercisable and unexercisable. The value of unexercised options which are exercisable and unexercisable is based on the stock price of $28.89 per share, the closing market price of the Company’s shares at December 31, 2003.

OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

				Number of Securities	Value of
				Underlying	Unexercised In the
				Unexercised Options	Money Options at
				at 12/31/03	12/31/03
	Shares acquired			Exercisable/	Exercisable/
Name	on Exercise (#)	Value Realized ($)		Unexercisable	Unexercisable
L. Leighton Alston	2,495	56,842	(1)	48,739/37,167	939,293/233,132
Richard A. Duncan	2,156	25,850	(2)	0/7,081	0/42,653
Steven J. Haack	—	—		0/12,314	0/56,556
W. Galen Hobbs, Jr.	—	—		0/9,403	0/40,982
H. B. Lipham, III	—	—		0/9,958	0/45,705

(1)	The options exercised had an exercise price of $7.22 per share. The weighted average of the fair market values of the common stock on the date of exercise was $30.00 per share.

(2)	The options exercised had an exercise price of $13.00 per share. The weighted average of the fair market values of the common stock on the date of exercise was $24.99 per share.

Director Compensation

     The directors received compensation in the form of fees for services performed as directors and members of various committees. Directors were paid $900 for each board meeting attended. Directors who served on the various committees were paid fees ranging from $100 to $250 per meeting depending on the particular committee involved. The Audit Committee chairman received $300 per month and Audit Committee members received $250 per month regardless of the number of meetings held. The Chairman of the Board also received a flat fee of $3,000 per month. Each director had the option to receive his compensation in the form of the Company’s stock. The following table discloses the name and amount of compensation for each director of the Company in 2003.

Name	2003
L. Leighton Alston	$15,300
Richard A. Duncan.	15,700
Wanda W. Calhoun	10,800
Grady Woodfin Cole	17,175
W. T. Green, Jr.	36,000
L. G. Joyner	21,050
R. David Perry	20,800
L. Richard Plunkett	11,450
Dr. Thomas E. Reeve, III	12,425
Thomas T. Richards *	32,550
Oscar W. Roberts, III	11,425
Frank T. Thomasson, III	13,825
J. Thomas Vance **	10,000
Charles M. Willis, Sr.	20,275

*	indicates director fees paid partially in stock and partially in cash

**	indicates director fees paid in stock alone

Employment Agreements

     On September 10, 1996, the Company entered into an employment agreement with Mr. Alston, the Company’s President and Chief Executive Officer. The employment agreement provided for an initial term of two years with automatic renewal terms of two years until either party gives notice of its intent not to renew the agreement 90 days prior to the end of the then current term. The employment agreement was amended on May 30, 2002 and now provides for three-year terms with automatic renewal terms of three years until either party gives notice of its intent not to renew. The employment agreement, as amended, provides for a base salary of $142,856 for the fiscal year ending December 31, 2002, with annual raises as determined by the Company’s Board of Directors. In addition, Mr. Alston has the right to participate in the Company’s employee benefit plans such as medical coverage, life insurance, pension and profit sharing plans and is entitled to reimbursement of club dues and certain automobile expenses. Under the terms of the employment agreement, employment terminates upon death or total disability of Mr. Alston, and may be terminated by the Company for cause (such as misconduct, commission of certain crimes or acts, or initiation of removal proceedings by federal or state regulatory authorities). The employment agreement contains a change in control provision that provides Mr. Alston with the right to terminate his employment within 24 months of the date of a change in control and have such termination treated as a termination without cause meaning that Mr. Alston shall have the right to continue to be compensated through the term of the employment agreement. In addition, Mr. Alston would have the right to receive a lump sum cash payment in an amount equal to three times his annual compensation for the fiscal year ended immediately preceding the date of the change of control. For purposes of the employment agreement, a change of control is deemed to have occurred at such time as (a) the individuals constituting the Company’s or Bank’s Board of Directors at the beginning of the employment cease for any reason to constitute at least a majority of said Board of Directors (unless any replacement directors are elected by or on the recommendation of the incumbent Board of Directors), (b) a notice is filed with the Office of the Comptroller of the Currency or Federal Reserve for permission to acquire control of the Company or the Bank or more than 50% of the Company’s or Bank’s outstanding common stock, or (c) the Company or the Bank shall become a subsidiary of another entity or shall be merged or consolidated into another entity. The employment agreement also contains certain customary terms regarding proprietary information, confidentiality, and non-competition upon termination.

     In August 2000, the Bank entered into employment agreements with Mr. Duncan, who serves as its President, with Mr. Lipham and Mr. Hobbs, who serve as Bank Executive Vice Presidents, and with Mr. Haack, who serves as its Executive Vice President and Chief Financial Officer. These employment agreements were amended on April 11, 2002. The employment agreements, as amended, provide for an initial term of two years which may be extended for an additional year unless the executive or the Bank gives the other party notice of his or its intent not to renew the agreement 90 days prior to the end of the initial current term. The employment agreements provide for an initial base salary of $115,210 for Mr. Duncan, $104,000 for Mr. Lipham, $98,860 for Mr. Hobbs, and $95,060 for Mr. Haack. All compensation levels are subject to annual review and adjustment at the discretion of the Bank and all executives have the right to participate in all employee benefit plans available to similarly situated employees. In addition, Messrs. Duncan, Lipham and Hobbs are all entitled to reimbursement of club dues and a company provided automobile. Mr. Haack is entitled to reimbursement of club dues and a gasoline allowance. The employment agreements may be terminated by the Bank for cause in the event of theft, dishonesty, nonperformance or violation of policy or if there has been a change in control (which, for purposes of these employment agreements means any transaction or transactions involving the sale of all or substantially all of the Company’s assets, any transfer of more than 50% of the Company’s common stock, or any merger or consolidation where the surviving entity is not controlled by the shareholders of the Company) and the executive declines to serve the Bank in another position or function at any location without a reduction in salary. The agreements may also be terminated by the Bank without cause although the Bank must pay the executive upon such termination a lump sum payment equal to two years’ compensation, including salary and accrued benefits. The employment agreements also contain certain customary terms regarding proprietary information, confidentiality, and non-competition upon termination.

Report On Executive Compensation

     Overview and Philosophy. The Company’s executive compensation policies are established by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee’s objectives in designing and administering the specific elements of the Company’s executive compensation program are as follows:

•	To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company’s financial condition.

•	To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company’s long-term operating results and strategic objectives.

•	To correlate, as closely as possible, executive officers’ receipt of compensation with the attainment of specified performance objectives.

•	To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

•	To attract and retain top performing executive officers for the long-term success of the Company.

     In furtherance of these objectives, the Executive Compensation Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

     Base Salary. The Executive Compensation Committee makes its recommendations regarding executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, and other financial institutions similar in size, market capitalization and other characteristics. The Committee’s objective is to provide for base salaries that are competitive with the average salary paid by the Company’s peers. The Committee also takes into account recommendations submitted by persons serving in a supervisory position over a particular officer or executive officer. The Committee’s recommendations are made to the Executive Committee who approves the compensation for the officers and executive officers. In the case of compensation for the Company’s Chief Executive Officer, the Executive Compensation Committee also makes a recommendation to the Executive Committee and the independent members of that committee approve the appropriate compensation for the Chief Executive Officer. Mr. Alston abstains from voting on and discussions of matters affecting his compensation.

     Bonus. The Company pays a formula-based bonus on an annual basis based on satisfaction of a combination of individual and Company performance objectives. The amount of such bonuses are determined by the Executive Compensation Committee, in accordance with contractual obligations, subject to ratification by the Executive Committee. Draws against expected bonuses are paid on quarterly intervals during the first three quarters of the fiscal year with an additional draw against the expected bonus paid during December at that year. Any final amounts due an executive for bonus compensation are generally paid during February of the next fiscal year, following completion of the Company’s audit for the preceding fiscal year end. As is the case with base salary, the independent members of the Executive Committee approves annual bonus compensation for the Chief Executive Officer based on the formula guidelines described above.

     Incentive Stock Option Plan. In addition, the Executive Compensation Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Company’s common stock. In 1994, the Company’s Board and shareholders adopted the WGNB Corp. Incentive Stock Option Plan pursuant to which options to purchase up to 160,000 shares of common stock could be granted. All available shares under the 1994 Incentive Stock Option Plan have been distributed. In 2003, the Company’s Board and shareholders adopted the WGNB Corp. 2003 Incentive Stock Plan (collectively, the “Incentive Stock Plans”). The purposes of these Incentive Stock Plans are to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide incentives and rewards for superior performance. Only officers or key employees of the Company or any of its subsidiaries are eligible to participate in these plans.

     The Executive Compensation Committee or the Board, as appropriate, determines the following pursuant to the Incentive Stock Plans:

•	the number of shares of common stock that are subject to each option granted (which typically is calculated based on the amount of the executive’s bonus for the immediately preceding fiscal year divided by the market price of the common stock on the date of grant);

•	the exercise price for each option;

•	the dates on which options are granted, become exercisable and expire; and

•	any other conditions to which the options will be subject.

     If an optionee’s employment is terminated for any reason other than death or permanent disability, any portion of the option that has not been previously exercised will terminate immediately. If the optionee dies while employed, the option may be exercised (if the agreement relating to the option so provides), at any time within the twelve-month period after the optionee’s death during which the option would otherwise be exercisable, by the executor or administrator of the optionee’s estate or by persons who have acquired the option directly from the optionee by bequest or inheritance. If the optionee’s employment is terminated due to a permanent disability, the optionee will have the right to exercise the option (if the agreement relating to the option so provides) at any time within the twelve-month period after such termination during which the option would otherwise be exercisable.

     39,734 stock options were granted to executive officers of the Company during fiscal 2003.

     Defined Contribution Plan. The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum age and service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. The Board, in its discretion, determines the amount of any Company contributions (currently 5% of the participants’ salary), including the amount of any matching contributions to be made based on participants’ 401(k) contributions (currently 6% of the participants’ contributions).

     Employees who participate in the Profit Sharing Plan may contribute to their 401(k) account between one percent and fifteen percent (in increments of one percent) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually in accordance with the Internal Revenue Code. The Company also makes available to 401(k) Plan participants the ability to direct the investment of their 401(k) accounts (including the Company’s matching contributions) in various investment funds.

     The Company contributed $430,367 to the 401(k) Plan on behalf of all employees, including executive officers, during fiscal 2003. These contributions were allocated to the matching contribution accounts in each participant’s 401(k) accounts. The Company’s contributions to each of the executive officers named in the Summary Compensation Table are reflected in the last column of that table. All of the Company’s executive officers who are named in the Summary Compensation Table and who had account balances under the 401(k) Plan were 100% vested in their accounts. Participants’ interests in contributions allocated to their accounts vest over five years.

     Life Insurance. The Company maintains, at its expense, for the benefit of each of its full-time employees life insurance policies in the amount of 2.5 times the employee’s annual salary, up to $250,000. The premiums paid by the Company for the benefit of the executive officers named in the Summary Compensation Table are included in the last column of that table.

Compensation of the Chief Executive Officer

     Mr. Alston’s base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Alston. See “– Employment Agreements.” The independent members of the Executive Committee, taking into account the recommendation of the Executive Compensation Committee, determines the Chief Executive Officer’s compensation on the basis of several factors. In determining Mr. Alston’s base salary, the Executive Committee reviewed the analysis made by the Executive Compensation Committee as to of compensation paid to chief executive officers of similarly situated banks and other financial institutions of similar asset size. The Committee believes that Mr. Alston’s salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank’s superior performance and complex operations relative to comparable institutions.

     Mr. Alston received bonus compensation for fiscal 2003 pursuant to the same basic factors as described above under “- Bonus.” In establishing Mr. Alston’s bonus, the Committee considered the Company’s overall performance, record of increase in shareholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company’s financial results for fiscal 2003 in relation to the Company’s established business plan and achieving certain annual performance goals, including but not limited to, return on assets and return on equity and satisfactory results of regulatory examinations and independent audits.

     The Company engaged The Bankers Bank to compile a study during the fall of 2002 for the purpose of determining the appropriateness of its current compensation policy including those relating to the Company’s stock option and profit sharing plans and the methods of calculating base salary and bonuses. Other than making a recommendation that the director fees be increased (which the Company implemented for its 2003 fiscal year), the Bankers Bank concluded that the Company’s compensation policy was reasonable and appropriate.

     The Executive Compensation Committee believes that the Company’s executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

The Executive Compensation Committee

R. David Perry
L. G. Joyner
Thomas E. Reeve, III, M.D.
J. Thomas Vance

STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Company’s common stock for the period from August 14, 2000, (the date the Company’s common stock was registered under Section 12 of the Securities Exchange Act of 1934) through the fiscal year ended December 31, 2003 with (1) the total cumulative return of all companies whose equity securities are traded on the NASDAQ Stock Market; (2) the total cumulative return of banks and bank holding companies in the South traded on the OTC bulletin board and pink sheets; and (3) the total cumulative return of banks and bank holding companies having assets of $100 million to $500 million and traded on the OTC bulletin board and pink sheets. The comparison assumes $100 was invested after the close of business on August 14, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the common stock or of any particular index.

Cumulative Total Shareholder Return
Compared With Performance of Selected Indexes
August 14, 2000 through December 31, 2003

	Period Ending
Index	08/14/00	12/31/00	12/31/01	12/31/02	12/31/03
WGNB Corp.	100.00	97.03	105.86	107.18	131.03
NASDAQ - Total US	100.00	63.76	50.50	34.74	52.33
SNL South OTC-BB and Pink Banks	100.00	98.22	106.39	132.54	177.45
SNL $100M-$500M OTC-BB & Pink Banks	100.00	96.91	111.63	133.91	181.89
SNL NASDAQ Bank Index	100.00	117.73	128.15	131.80	170.13

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Porter Keadle Moore, LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2004. Porter Keadle Moore, LLP has audited the Company’s financial statements since 1995. A representative of Porter Keadle Moore, LLP will be present at the meeting to respond to any questions and to make a statement on behalf of his firm, if he so desires.

Audit Fees

     During the last two fiscal years, the Company paid Porter Keadle Moore, LLP fees as follows:

     Audit Fees. The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal years were $72,874 and $61,542, respectively.

     Audit-Related Fees. The aggregate fees billed by Porter Keadle Moore, LLP for assurance and related services that were reasonably related to the audit (including services related to benefit plan and Federal Home Loan Bank collateral audits) of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 were $18,099 and $13,702, respectively.

     Tax Fees. The aggregate fees billed by Porter Keadle Moore, LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $11,646 and $7,635, respectively.

     All Other Fees. The aggregate fees billed by Porter Keadle Moore, LLP for services rendered to the Company, other than the services described above (primarily relating to permitted internal control and compliance procedures) for the fiscal years ended December 31, 2003 and December 31, 2002 were $30,282 and $30,678, respectively. The Audit Committee has considered whether the provision of these services is compatible with maintaining Porter Keadle Moore, LLP’s independence.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, as more particularly set forth in the written charter attached to this Proxy Statement. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by any member to whom the Audit Committee has delegated such authority. All of the fees paid to Porter Keadle Moore, LLP in each of the categories described above were pre-approved by the Audit Committee.

OTHER MATTERS

Solicitation of Proxies

     The Company will solicit proxies for the meeting by mail. The Company will bear the cost of preparing, assembling, printing, mailing and soliciting proxy solicitation materials. The Company’s officers and employees may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding proxy solicitation materials to the beneficial owners of common stock held of record by them.

Transaction of Other Business at the 2004 Annual Meeting

     If notice of a shareholder proposal that has not been submitted to be included in this Proxy Statement was not received by the Company on or before November 25, 2002 (which, pursuant to the advance notice requirements reflected in the Company’s bylaws, is the 120th day prior to March 24, 2004, i.e., the first anniversary of the date the Company mailed its proxy materials to shareholders with respect to the 2003 Annual Meeting of Shareholders), the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. No proposals had been received as of that date.

     At this time, the Board of Directors does not know of any matters to be presented for action at the 2004 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Shareholder Proposals for the 2005 Annual Meeting

     The Company provides all shareholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Shareholders, which currently is expected to be held in April, 2005. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the next Annual Meeting of Shareholders, any such proposal should be submitted to the Company no later than November 20, 2004, to the attention of its Corporate Secretary, at its principal office appearing on the front page of this Proxy Statement. Shareholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a shareholder for the next annual meeting and are received by the Company after November 20, 2004, these shareholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are brought up at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such shareholder matters.

Incorporation by Reference of this Proxy Statement

     The Audit Committee Report, the Report on Executive Compensation and the graph and related data set forth under the heading “Stock Performance Graph” set forth on pages 10-11 and 18-21, respectively, of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus, that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

Availability of Form 10-K

     Upon written request, the Company will provide, without charge, to shareholders that are entitled to receive this Proxy Statement a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the shareholder’s expense). Requests for copies should be directed to Steven J. Haack, Secretary, at WGNB Corp., P.O. Box 280, Carrollton, Georgia 30112, or by telephone at (770) 830-2945. A shareholder may also download a copy of the Company’s Annual Report on Form 10-K from the Company’s website, www.wgnb.com.

Other Available Information

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Shareholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the SEC through the EDGAR system.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

WGNB Corp.

L. Leighton Alston
President and Chief Executive Officer
March 19, 2004

APPENDIX “A”

WGNB CORP.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER ADOPTED AS OF FEBRUARY 10, 2004

The Board of Directors (the “Board”) of WGNB Corp. (the “Company”) has developed, and the Board has adopted, the following Charter of the Audit Committee (the “Charter”). This Charter should be interpreted in the context of all applicable laws and the Company’s Articles of Incorporation, as amended, and Bylaws, as well as all other corporate governance documents adopted by the Board. This Charter is subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws.

1. AUDIT COMMITTEE PURPOSE

The purpose of the Audit Committee is to (i) assist board oversight of (A) the integrity of the Company’s financial statements, (B) the Company’s compliance with legal and regulatory requirements including, without limitation, requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, Inc. (“Nasdaq”), (C) the independent auditor’s qualifications and independence, and (D) the performance of the Company’s internal audit function and independent auditors; and (ii) prepare or supervise preparation of the report required by the SEC proxy rules to be included in the Company’s annual proxy statement.

2. NUMBER OF AUDIT COMMITTEE MEMBERS

The Audit Committee must have at least three members, all of whom must be Directors.

•    Before accepting appointment to the Audit Committee, each member must determine whether such member has the time commitment necessary to serve on the Audit Committee and fulfill the demanding role and responsibilities of the Audit Committee.

3. INDEPENDENCE REQUIREMENTS

All of the members of the Audit Committee must be “independent.”

An Audit Committee member is “independent” if the following criteria are met:

     (a) The Audit Committee member has not participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

     (b) The Audit Committee member has no relationship to the Company or the Company’s independent auditors that may interfere with the exercise of his or her independence from management. Exhibit “A” hereto identifies those relationships that will disqualify an individual from serving on the Audit Committee under currently existing Nasdaq rules.

     (c) The Audit Committee member does not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company or any subsidiary, except in the capacity as a Director or Board committee member of the Company.

     •    Indirect acceptance of compensatory payments includes payments to spouses, minor children or stepchildren, or children or stepchildren sharing a home with the Audit Committee member.

     •    Indirect acceptance of compensatory payments includes payments to an entity of which the Audit Committee member is a partner, member, executive officer or holds a comparable position, and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary, even if the Audit Committee member is not the actual service provider.

     •    Audit Committee members may receive additional Directors’ fees to compensate for the significant time and effort expended to fulfill the Audit Committee duties.

     •    Audit Committee members may receive fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way upon continued service.

     (d) The Audit Committee member is not an “affiliate” of the Company or any of its subsidiaries except in the capacity as a Director or Board committee member of the Company.

     •    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     •    Whether an Audit Committee member is an “affiliate” will require a factual determination by the Board based on a consideration of all relevant facts and circumstances.

     •    A person who is not an executive officer, director or 10% shareholder of the Company will be deemed not to control the Company, although the relevant facts and circumstances may result in a determination that such person is an affiliate.

     •    A director, executive officer, partner, member, principal or designee of an affiliate will be deemed to be an affiliate.

     •    An Audit Committee member who is a director of both the Company and a direct or indirect consolidated majority-owned subsidiary will not be an affiliate if the Audit Committee member otherwise meets the independence requirements for both the Company and the subsidiary, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the Company or subsidiary, but for the Audit Committee member’s seat on the other entity’s board of directors.

4. FINANCIAL LITERACY AND EXPERTISE

Each member of the Audit Committee must be “financially literate”. At least one member of the Audit Committee must have “accounting or related financial management expertise,” and, on or before the Company’s annual meeting of shareholders to be held in 2004, at least one member of the Audit Committee must be an “audit committee financial expert.”

     •    The Board shall interpret the qualifications “financially literate” (which shall include, at a minimum, the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement) and “accounting or related financial management expertise” and determine whether any Audit Committee members hold such qualifications in its business judgment.

     •    A member who is an “audit committee financial expert” may be presumed by the Board to have “accounting or related financial management expertise.”

     •    The term “audit committee financial expert” shall mean a person who has the following attributes, as determined by the Board:

          (i) past employment experience in finance or accounting; or

          (ii) requisite professional certification in accounting or any other comparable experience; or

          (iii) background which results in the individual’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

          (iv) In addition, a person who has the following attributes, as determined by the Board, may be “presumed” to qualify as an “audit committee financial expert”:

          (v) an understanding of generally accepted accounting principles and financial statements;

          (vi) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

          (vii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

          (viii) an understanding of internal controls and procedures for financial reporting; and

          (ix) an understanding of audit committee functions.

     •    An individual who is “presumed” to qualify as an “audit committee financial expert” must have acquired the above attributes through any one or more of the following:

          (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

          (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

          (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

          (iv) other relevant experience.

5. LIMIT ON NUMBER OF AUDIT COMMITTEES

Audit Committee members should not simultaneously serve on the audit committees of more than three public companies.

     •    If an Audit Committee member intends to simultaneously serve on the audit committees of more than three public companies, the Board must, in each case, determine whether such simultaneous service would not impair the ability to effectively serve on the Audit Committee of the Company.

6. APPOINTMENT TO AUDIT COMMITTEE

The members of the Audit Committee shall be appointed by the Board annually.

7. REMOVAL FROM AUDIT COMMITTEE

The members of the Audit Committee may be removed by the Board, and shall automatically cease to be members of the Audit Committee upon resignation or removal as Directors.

8. CHAIRMAN OF AUDIT COMMITTEE

The Chairman of the Audit Committee shall be appointed by the Board, or in the absence of such an appointment, by the Audit Committee, from time to time.

     •    The Chairman of the Audit Committee shall preside at all meetings of the Audit Committee and see to it that all orders and resolutions of the Audit Committee are carried into effect.

9. AUDIT COMMITTEE MEETINGS

The Audit Committee must hold meetings in accordance with the Bylaws of the Company.

     •    The Audit Committee shall not have authority to delegate its responsibilities to a subcommittee, unless first approved by the Board in accordance with applicable law and the Bylaws of the Company.

     •     Any action may be taken on behalf of the Audit Committee upon the consent of a majority of its members unless applicable law requires action to be taken by more than a majority of its member.

     •    The Company may, in the absence of evidence to the contrary, presume that any action taken by the Audit Committee Chairman is taken with the consent or approval of the other Audit Committee members.

     •    The Audit Committee shall meet a minimum of four times a year. Additional meetings should be held for purposes of reviewing all press releases the Company proposes to issue containing quarterly and annual earnings information.

10. RESPONSIBILITIES RELATED TO INDEPENDENT AUDITOR

Audit Committee members shall have the following responsibilities with respect to the Company’s independent auditor:

     (a) Oversight of the Company’s Independent Auditors.

     •    The Audit Committee is directly responsible for the appointment, compensation, retention (and termination), evaluation and oversight of the Company’s independent auditor.

     •    The Audit Committee shall ensure the Company’s independent auditor reports directly to the Audit Committee.

     •    The Audit Committee has the ultimate authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the Company’s independent auditor.

     •    The selection of an independent auditor should involve an annual due diligence process in which the Audit Committee reviews the independent auditor’s annual internal quality-control report and makes an evaluation of the qualifications, work product, independence and reputation of the proposed independent auditor, including the lead audit partner, taking into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Audit Committee should base its selection of an independent auditor, and consideration of whether it would be appropriate for the Company to periodically rotate its independent auditor, on its assessment of what is likely to lead to more effective audits based on its evaluation of the independent auditor.

     (b) Internal Quality-Control Reports.

     •    The Audit Committee may from time to time on a periodic basis and shall, by any deadline prescribed by Nasdaq, obtain and review a report by the independent auditor describing:

          (i) the independent auditor’s internal quality-control procedures;

          (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

          (iii) all relationships between the independent auditor and the Company.

     (c) Audit Partner Rotation.

     •    The Audit Committee must ensure that (i) the lead and concurring partners of the independent auditor rotate after five years and, upon rotation, be subject to a five-year “time out” period, and (ii) the “audit partners” of the independent auditor rotate after no more than seven years and to be subject to a two-year “time-out” period.

     •    “Audit partners” include partners on the audit engagement team who have responsibility for decision-making on significant auditing, accounting and reporting matters that affect the financial statements or who maintain regular contact with management and the Audit Committee. In particular, audit partners include all those who serve the Company at the issuer or parent level, other than “specialty” partners (who typically do not have significant interaction with management on an ongoing basis regarding significant audit, accounting and reporting matters). Further, audit partners include the lead partner on subsidiaries of the Company whose assets or revenues constitute 20% or more of the consolidated assets or revenues.

     •    Partners assigned to the accounting firm’s “national office” duties (which can include technical accounting and auditing, local or national, and centralized quality control functions) who may be consulted on specific accounting issues related to the Company are not audit partners even though they may periodically consult on Company matters.

     (d) Non-Audit Services.

     •    The Audit Committee must ensure that the Company’s independent auditor does not provide, contemporaneously with the audit, any non-audit services, including the following categories of services:

          (i) bookkeeping or other services related to the accounting records or financial statements of the Company;

          (ii) financial information systems design and implementation;

          (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

          (iv) actuarial services;

          (v) internal audit outsourcing services;

          (vi) management functions or human resources;

          (vii) broker or dealer, investment adviser, or investment banking services;

          (viii) legal services and expert services unrelated to the audit; and

          (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

          (e) Pre-approval Requirements.

     •     The Audit Committee must pre-approve all permissible non-audit services and all audit, review or attest engagements required under securities laws by the Company’s independent auditor.

     •    The Audit Committee shall consider the appropriateness of any permitted non-audit services prior to giving its pre-approval.

     •    “Pre-approval” requires that before the independent auditor is engaged by the Company or its subsidiaries, the engagement must be:

          (i) approved by the Audit Committee; or

          (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided, however, that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

     •    The Audit Committee may delegate its authority to pre-approve audit services and permitted non-audit services to one or more of its members. Any and all pre-approvals by such member delegates must be presented to the full Audit Committee at each scheduled meeting of the Audit Committee.

     •    “Audit services” include any services (i) in accordance with domestic or international requirements for statutory audits, (ii) performed to fulfill the independent auditor’s responsibility under GAAS.

     •    Pre-approval is not required for non-audit services if all such services:

          (i) do not aggregate to more than 5% of total revenues paid by the Company to its independent auditor in the fiscal year when services are provided;

          (ii) were not recognized as non-audit services at the time of the engagement; and

          (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or one or more designated representatives.

     (f) Auditor Reports.

     •    The Audit Committee must ensure that it receives a report from the Company’s independent auditor, and shall review and discuss such report, prior to the filing of the audit report with the SEC pursuant to applicable securities laws, with respect to:

          (i) all critical accounting policies and practices used by the Company;

          (ii) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and

          (iii) other material written communications between the independent auditor and management of the Company.

     (g) Internal Control over Financial Reporting.

     •    The Audit Committee should understand and be familiar with the Company’s internal control over financial reporting and, and on a periodic basis should review the adequacy of the internal control over financial reporting with the internal auditors and independent auditor of the Company including procedures to ensure that the Company’s internal control over financial reporting is in compliance with the Institute of Internal Audit Standards for the professional practice of internal auditing.

     •    The Audit Committee should understand and be familiar with management’s annual internal control report with respect to the Company’s internal control over financial reporting.

     •    The Audit Committee must ensure that the Company’s independent auditor issues an attestation report on management’s annual internal control report in a timely manner to allow the Company and its officers to comply with the certifications and disclosures required under applicable securities laws.

     (h) Disagreements with Auditors.

     • The Audit Committee must regularly review with the independent auditor any difficulties encountered by the independent auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

     •    The Audit Committee must regularly review with the independent auditor any significant disagreements with management regarding financial reporting, as well as management’s response, and shall resolve such disagreements in a manner deemed appropriate by the Audit Committee.

     •    The Audit Committee must regularly review with the independent auditor any significant findings and recommendations made by the independent auditor, as well as management’s response.

     (i) Conflicts of Interest.

     •     The Audit Committee must ensure that the Company’s does not employ, in a “financial reporting oversight role” with the Company, any person who is or was the lead or concurring partner of the Company’s independent auditor, or any other member of the audit engagement team who provides more than ten hours of audit, review or attest services for the Company, within the one year period preceding the commencement of the “audit engagement period” with such independent auditor.

     •    The term “financial reporting oversight role” refers to any individual who has direct responsibility for oversight over those who prepare the Company’s financial statements and related information (e.g., management’s discussion and analysis) that are included in filings with the SEC.

     •    An “audit engagement period” commences the day after the prior year’s annual report is filed with the SEC and concludes the day the current year’s annual report is filed with the SEC.

     •    The foregoing restriction on employment shall not apply to employment relationships caused solely by the merger or acquisition of the Company, unless the employment was taken in contemplation of the merger or acquisition.

     •    The Audit Committee shall set such other hiring policies for former or current employees of the Company’s independent auditor as the Audit Committee deems appropriate from time to time.

11. FINANCIAL STATEMENTS

The Audit Committee must review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements.

     •    Audit Committee must review and discuss with management and the independent auditor the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s critical accounting policies and the quality of accounting judgments and estimates made by management.

     •    Audit Committee must review and discuss with management and the independent auditor, as deemed appropriate by the Audit Committee, the quality of earnings, reserves and accruals, suitability of accounting principles, highly judgmental areas, audit adjustments whether or not recorded, and such other inquiries as the Audit Committee determines.

12. OTHER FINANCIAL INFORMATION AND RISK EXPOSURE

The Audit Committee must review and discuss among its members publicly disclosed financial information and the Company’s risk assessment and risk management policies.

     •    The Audit Committee must discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee shall review, provide guidance to management on the form and substance of, and report to the Board issues regarding such press releases, information and guidance.

     •    Such discussions may be of a general nature such as the types of information to be disclosed and the type of presentation to be made. Such discussions are not required in advance of each earnings release or each instance in which the Company may provide earnings guidance.

     •    The Audit Committee must discuss the Company’s policies with respect to risk assessment and risk management, including any guidelines and policies governing the process by which risk assessment and management is undertaken. The Audit Committee should discuss the Company’s major risk exposures (including key business, financial and regulatory risks) and the steps management has taken to identify, monitor and control such exposures.

13. MEETINGS WITH MANAGEMENT, INTERNAL AUDITORS AND INDEPENDENT AUDITOR

The Audit Committee must meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditor at least annually.

14. COMPLAINT PROCEDURES AND EMPLOYEE MATTERS

The Audit Committee must establish complaint procedures with respect to accounting and auditing matters.

     •    The Audit Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

     •    The Audit Committee must establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     •    The Audit Committee should take reasonable steps to ensure that the Company, or any employee, consultant or agent of the Company, does not discharge, demote, suspend, threaten, harass or otherwise discriminate against any employee of the Company because of any lawful actions taken by such employee in assisting in any investigation or proceeding or providing any information with respect to any securities fraud by the Company against its stockholders.

     •    The Audit Committee must oversee the receipt and investigation of complaints in accordance with the Company’s Complaint Procedures Regarding Auditing and Accounting Matters.

15. INTERNAL AUDIT

The Audit Committee must ensure that the Company maintains an internal audit function to provided management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal control.

     •     It is sufficient for the Company to outsource its internal audit function to a firm other than its independent auditor.

     •    The Audit Committee should review, as appropriate, the appointment and replacement of the senior internal auditing executive or the appointment and replacement of the outside firm to which the Company’s internal audit function is outsourced to ensure such executive or firm is capable of fulfilling the Company’s internal control function.

     •    The Audit Committee should oversee the Company’s internal audit function, which should include reviewing the control process in place with respect to the Company’s internal audit function, if any, and reviewing all reports submitted by the internal audit staff or outside firm to which the Company’s internal audit function is outsourced.

16. LEGAL AND REGULATORY COMPLIANCE

Audit Committee members should be aware of the Company’s legal and regulatory obligations under applicable laws and should take reasonable efforts to ensure the Company’s is in compliance with such obligations.

     •    The Audit Committee should be aware of the Company’s disclosure obligations and should take reasonable efforts to ensure the Company’s fulfills such disclosure obligations.

     •    The Audit Committee must review, in connection with any disclosures of the Company:

          (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and procedures for financial reporting, and any special audit steps adopted in light of material control deficiencies;

          (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods in accordance with generally accepted accounting principles on the financial statements;

          (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

          (iv) earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” financial information not in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided to analysts and rating agencies.

     •    The Audit Committee shall discuss with management the Company’s disclosure obligations, status of pending litigation, taxation matters and such other areas of legal and compliance oversight as the Audit Committee deems appropriate.

     •    The Audit Committee shall annually review this Charter, and any other corporate governance documents of the Company as the Audit Committee determines, and recommend any changes to the Board that the Audit Committee deems appropriate.

17. OUTSIDE ADVISORS

The Audit Committee may engage outside advisors as it determines necessary to carry out its duties.

     •    The Audit Committee may retain, consult and compensate such independent advisors as the Audit Committee determines without seeking Board approval.

     •    Such advisors may include, without limitation, independent counsel, financial advisors and accounting experts, apart from any advisors engaged by management.

18. FUNDING

The Audit Committee must determine and advise the Company of the amount of appropriate funding that the Company must make available to the Audit Committee, as determined by the Audit Committee for payment of compensation (i) to the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (ii) to any other advisors employed by the Audit Committee.

19. REPORTING TO THE BOARD

The Audit Committee must apprise the full Board of its activities on a regular basis.

     •    The Audit Committee must schedule meetings with the Board on at least a quarterly basis to apprise and update the Board of its activities and to answer any questions of the Board.

     •    To the extent determined necessary or desirable by the Audit Committee, the Audit Committee must provide each Director with interim reports (which may be in the form of minutes of Audit Committee meetings) to apprise and update the Board of its activities.

     •    The Audit Committee should present its conclusions with respect to its evaluation and selection of the Company’s independent auditor to the Board.

     •    The Audit Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

     •    The Audit Committee should provide a channel of communication to the Board for the independent auditor and internal auditors and may also meet with and receive reports from finance officers, compliance officers and the general counsel.

20. QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Audit Committee is hereby designated and shall constitute a “qualified legal compliance committee” within the meaning of rules issued by the SEC.

     •    As the Company’s Qualified Legal Compliance Committee (the “QLCC”), the Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or any of its Directors, officers, employees or agents.

     •    The QLCC shall inform the Company’s Board of Directors, Chief Executive Officer of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports.

     •    If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation and retain outside experts. The cost of the services of the outside experts shall be borne by the Company.

     •    At the conclusion of any such investigation, the QLCC shall inform the Board of Directors and the Chief Executive Officer of the results of the investigation and recommend the appropriate remedial measures to be taken.

     •    The QLCC is authorized to take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response recommended by the QLCC.

21. ANNUAL PERFORMANCE EVALUATION OF THE AUDIT COMMITTEE

The Audit Committee must conduct a self-evaluation at least annually to determine whether it is functioning effectively.

     •    The Audit Committee must review and evaluate its performance on at least an annual basis to determine whether it is functioning effectively in accordance with this Charter. The Audit Committee must remedy any deficiencies in its performance promptly following such evaluations by recommending a replacement of its members to the Board and/or instituting such other remedial measures as the Audit Committee determines to ensure the Audit Committee functions effectively on an ongoing basis.

Exhibit “A”

Disqualifying Relationships under Current Nasdaq Rules

     •    Director is, or within the past three years was, an officer or employee of the company or its subsidiaries

     •    Director or any Family Member (“Family Member” means the spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in the director’s home) accepts any payments from the company or any subsidiary in excess of $60,000 during the current fiscal year or any of the past 3 fiscal years except the following permitted payments: (1) compensation for board or committee service, (2) payments arising solely from investments in the company’s securities, (3) compensation paid to a Family Member who is a non-executive employee of the company or subsidiary, (4) benefits under a tax-qualified retirement plan or non-discretionary compensation (such as non-discretionary charitable contribution matching programs), (5) loans made that are in the company’s ordinary course of business and on the same terms as those made to the public

     •    Director is a Family Member of an individual who is, or at any time during the past 3 years was employed by the company or any subsidiary as an executive officer

     •    Director is, or has a Family Member who is, a partner, controlling shareholder or executive officer of any organization (including charitable organizations) to which the company made, or from which the company received, payments for property or services in the current or any of the past 3 fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, which is more, other than certain permitted payments

     •    Director is, or has a Family Member who is, employed as an executive officer of another entity at any time during the past 3 years where any of the executive officers of the listed company serves on the compensation committee of such other entity

     •    Director is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor, and worked on the company’s audit, at any time, during the past 3 years

FORM OF PROXY

WGNB CORP.

The undersigned hereby appoints L. G. “Jack” Joyner, J. Thomas Vance and Charles M. Willis, Sr., or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $1.25 par value per share, of WGNB Corp. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Shareholders of WGNB Corp. to be held on April 13, 2004 at 3:00 p.m., local time, at the Carrollton Cultural Arts Center located at 251 Alabama Street, Carrollton, Georgia 30117 and any adjournments thereof for the following purposes:

1.	(a) FOR ALL NOMINEES WITHHOLD ALL NOMINEES for election, by the holders of common stock of WGNB Corp. (Proposal One):

☐	Wanda W. Calhoun	L. Richard Plunkett
	Thomas T. Richards	Oscar W. Roberts, III

Instructions:	To withhold authority to vote for any individual nominee, place an X in the box on the left and strike a line through the name of any nominee(s) listed above.

2.	To transact such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL ONE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WGNB CORP.

Dated: , 2004

Signature

Print Name:

Address:

Number of Common Shares Voted:

Please mark, date and sign this Proxy and deliver it to any of the above-named proxies whether or not you plan to attend the meeting. You may revoke a previously delivered Proxy at any time prior to the meeting.